Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Pluristem Therapeutics Inc., or the Company, for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Chen Franco-Yehuda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(2)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2022

/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer
(Principal Financial and Accounting Officer)